Exhibit 99.1

Mesa Air Group Reports Fourth Quarter and Full-Year Fiscal 2021 Results

December 9, 2021

PHOENIX, Dec. 09, 2021 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported fourth quarter and full-year fiscal 2021 financial and operating results.

Financial Summary:

•	Q4 pre-tax loss of $9.9 million, net loss of $7.5 million or $(0.21) per diluted share
•	Q4 adjusted net loss[1] of $2.1 million or $(0.06) per diluted share, which excludes mark-to-market non-cash losses on investments in Archer Aviation’s equity securities

•	Full-year pretax income of $22.4 million, net income of $16.6 million or $0.43 per diluted share
•	Full-year adjusted net income[1] of $24.6 million, or $0.64 per diluted share

Fiscal Year Q4 Highlights

•	Invested in electric aircraft company, Heart Aerospace (“Heart”)
•	Promoted Torque Zubeck to Chief Financial Officer
•	Subsequent to quarter end, Mesa announced a new agreement with drone manufacturer SkyDrop (formerly Flirtey)

Fiscal Year Q4 Results

Mesa’s Q4 2021 results reflect a net loss of $7.5 million, or $(0.21) per diluted share, compared to net income of $11.4 million, or $0.32 per diluted share for Q4 2020. Mesa’s Q4 2021 adjusted net loss¹ of $2.1 million was down compared to net income of $11.4 million in Q4 2020 primarily due to an increase of $9 million in heavy airframe maintenance expense, $3 million in maintenance parts and $2 million in increased pilot training expenses.

Revenue in Q4 2021 was $130.8 million, an increase of $22.8 million (21.1%) from $108.0 million for Q4 2020 primarily due to an increase in block hour volumes for its major partners. Mesa’s Q4 2021 results include, per GAAP, the recognition of $1.3 million of previously deferred revenue, versus the deferral of $7.8 million of revenue in Q4 2020. The remaining deferred revenue balance will be recognized as flights are completed over the remaining terms of the contracts.

Mesa’s Adjusted EBITDA¹ for Q4 2021 was $25.8 million, compared to $44.6 million in Q4 2020, and Adjusted EBITDAR¹ was $35.5 million for Q4 2021, compared to $54.2 million in Q4 2020.

Operationally, the Company ran a controllable completion factor of 99.1% for American and 99.8% for United during Q4 2021. This is compared to a controllable completion factor of 99.8% for American and 99.8% for United during Q4 2020. This excludes cancellations due to weather and air traffic control.

With respect to a total completion factor that includes all cancellations, Mesa reported a total completion factor of 97.3% for American and 98.1% for United during Q4 2021. This is compared to a total completion factor of 99.1% for American and 97.5% for United during Q4 2020.

Full Fiscal Year

Mesa reported net income of $16.6 million, or $0.43 per diluted share for the 2021 fiscal year, compared to net income of $27.5 million, or $0.78 per diluted share for the 2020 fiscal year. Mesa’s adjusted net income was $24.6 million, or $0.64 per diluted share for the 2021 fiscal year, compared to $27.5 million, or $0.78 per diluted share for the 2020 fiscal year.

For fiscal year 2021, revenue was $503.6 million, a reduction of $41.5 million (7.6%) from $545.1 million for fiscal year 2020, primarily due to a reduction in the number of covered aircraft under our American CPA, and temporary reduced rates provided to our major partners as a result of lower labor costs from the Payroll Support Program (“PSP”) and its extensions (“PSP2” and “PSP3”). Mesa’s fiscal 2021 results include, per GAAP, the deferral of $10.7 million of revenue, all of which was billed and paid by American and United during the year and will be recognized over the remaining terms of the contracts versus the deferral of $23.8 million of revenue in fiscal 2020.

Mesa’s Adjusted EBITDA1 was $150.0 million in fiscal year 2021, compared to $163.3 million in fiscal year 2020 and Adjusted EBITDAR1 was $189.3 million in fiscal year 2021, compared to $212.1 million in fiscal year 2020.

Operationally, the Company ran a controllable completion factor of 99.5% for American and 99.9% for United during fiscal year 2021. This is compared to a controllable completion factor of 99.8% for American and 99.9% for United during fiscal year 2020. This excludes cancellations due to weather and air traffic control.

With respect to a total completion factor that includes all cancellations, Mesa reported a total completion factor of 97.1% for American and 97.8% for United during fiscal year 2021. This is compared to a total completion factor of 94.2% for American and 95.2% for United during fiscal year 2020.

1 See Reconciliation of non-GAAP financial measures

Jonathan Ornstein, Chairman and CEO, said, “The rapid contraction and expansion of demand has been taxing for the industry and 2021 has proven to be a difficult year as a result. Due to the timing of regular and deferred maintenance events, the supply of labor, and fluctuating prices in the supply chain, exiting Covid is proving to be more challenging than entering it. While we fared better than most majors and regionals, we were not immune to these challenges and we are expecting these issues that are currently impacting our costs to spill-over through the next two quarters.

Although we remain focused on strengthening our core regional business, we made progress on a number of important strategic initiatives. We successfully launched our DHL cargo operation with two 737-400F aircraft. We invested in electric aircraft companies Archer Aviation and Heart Aerospace. Our objective is to be the regional airline leader in decarbonization and electric aircraft. Subsequent to the end of the quarter, we also announced that we are working on a drone delivery service in cooperation with SkyDrop (formerly Flirtey).”

Liquidity and Capital Resources:

Mesa ended the quarter at $120.5 million in unrestricted cash and equivalents. As of September 30, 2021, the Company had $670.3 million in total debt secured primarily with aircraft and engines.

Fleet:

For the three months ended September 30, 2021, 51% of the Company’s total revenue was derived from our contracts with United, 44% from American, 1% from DHL, and 4% from leases of aircraft to a third party.

Below is our current and future fleet plan by partner and fleet type:

	Fiscal Year 2021				Fiscal Year 2022

Fleet Plan	Q1 (Dec '20)	Q2 (Mar '21)	Q3 (Jun '21)	Q4 (Sep '21)	Q1 (Dec '21)	Q2 (Mar '22)
	Actual	Actual	Actual	Actual	Forecast	Forecast
E-175 - UA	72	76	80	80	80	80
CRJ-700 - UA	8	-	-	-	-	-
CRJ-900 - AA	54	45	45	40	40	40

737-400F - DHL	2	2	2	2	2	3
Sub-total	136	123	127	122	122	123
CRJ-700 Leased	-	6	12	14	18	20
CRJ-700 to be Leased to Third Party	12	14	8	6	2	-
CRJ-900 Spares/Parked	10	19	19	24	24	24
CRJ-200 Spares/Parked	1	1	1	1	1	1
Total Fleet	159	163	167	167	167	168

Forward guidance:

($ amounts in millions)	Fiscal Year 2021				Fiscal Year 2022
	Q1 (Dec '20)	Q2 (Mar '21)	Q3 (Jun '21)	Q4 (Sep '21)	Q1 (Dec '21)
	Actual	Actual	Actual	Actual	Forecast
Block Hours	69,247	73,942	85,162	94,868	87,000
Pass Through Maintenance	$19.9	$11.4	$12.6	$9.4	$10.0
Non-Pass Through Engine and C-Check	$7.7	$13.2	$9.9	$14.4	$13.0
Deferred Revenue	$5.2	$4.9	$1.9	$(1.3)	$(6.0)

Mesa Air Group will host a conference call with analysts on December 9th at 4:30 pm ET/1:30 pm PT. The conference call number is 888-469-2054 (Passcode: Phoenix (7463649). The conference call can also be accessed live via the web by visiting Here.

A recorded version will be available on Mesa's website approximately two hours after the call for approximately 14 days.

1Reconciliation of non-GAAP financial measures:

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three months and twelve months ended September 30, 2021 and the three months and twelve months ended September 30, 2020. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus Non-GAAP Disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three months ended September 30, 2021
	Income (Loss) Before Taxes	Income Tax (Expense)/Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP Income (Loss)	$(9,903)	2,408	(7,495)	$(0.21)
Loss on Investments, Net(1)	6,816	(1,470)	5,346	$0.15
Adjusted Income (Loss)	(3,087)	938	(2,149)	$(0.06)

Interest Expense	8,266
Interest Income	(78)
Depreciation and Amortization	20,739
Adjusted EBITDA	25,840

Aircraft Rent	9,657
Adjusted EBITDAR	$35,497

(1) Includes losses on our investments in stock and warrants of $6.8 million for the three months ended September 30, 2021.

	Three months ended September 30, 2020
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	$14,545	(3,170)	11,375	$0.32

Interest Expense	9,452
Interest Income	(10)
Depreciation and Amortization	20,640
Adjusted EBITDA	44,627

Aircraft Rent	9,606
Adjusted EBITDAR	$54,233

	Twelve months ended September 30, 2021
	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income	$22,416	(5,828)	16,588	$0.43
Adjustments(1)(2)	3,558	(900)	2,658	$0.07
Loss on Investments, Net(3)	6,816	(1,470)	5,346	$0.14
Adjusted Income	32,790	(8,198)	24,592	$0.64

Interest Expense	34,730
Interest Income	(365)
Depreciation and Amortization	82,847
Adjusted EBITDA	150,002

Aircraft Rent	39,345
Adjusted EBITDAR	$189,347

(1) Includes lease termination expense of $4.5 million for the twelve months ended September 30, 2021 related to the purchase of CRJ-900 aircraft which were previously leased from Bombardier Capital.
(2) Includes adjustment for gain on extinguishment of debt of $1.0 million related to repayment of the Company’s aircraft debts during the twelve months ended September 30, 2021.
(3) Includes losses on our investments in stock and warrants of $6.8 million for the twelve months ended September 30, 2021.

	Twelve months ended September 30, 2020
	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income	$36,995	(9,531)	27,464	$0.78

Interest Expense	44,120
Interest Income	(105)
Depreciation and Amortization	82,296
Adjusted EBITDA	163,306

Aircraft Rent	48,802
Adjusted EBITDAR	$212,108

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, Inc., a regional air carrier providing scheduled passenger service to 129 cities in 39 states, the District of Columbia, the Bahamas, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of September 30, 2021, Mesa operated under the CPAs and FSA, or maintained as operational spares, a fleet of 153 aircraft with approximately 507 daily departures and 3,241 employees. As of September 30, 2021, we also leased 14 aircraft to a third party, for a total of 167 aircraft. Mesa operates all of its flights as either American Eagle, United Express, or DHL Express flights pursuant to the terms of the capacity purchase agreements (“CPAs”) entered into with American Airlines, Inc. (“American”) and United Airlines, Inc. (“United”) and flight services agreement (“FSA”) with DHL Network Operations (USA), Inc. (“DHL”).

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. Many of the risks identified in the periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the COVID-19 pandemic. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

MESA AIR GROUP, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Operating revenues:
Contract revenue	$115,994	$97,361	$434,518	$506,590
Pass-through and other revenue	14,789	10,678	69,073	38,480
Total operating revenues	130,783	108,039	503,591	545,070

Operating expenses:
Flight operations	46,456	34,043	162,137	169,242
Fuel	76	168	898	672
Maintenance	61,023	47,102	217,646	192,123
Aircraft rent	9,657	9,606	39,345	48,802
Aircraft and traffic servicing	312	418	2,638	3,356
General and administrative	13,531	13,014	49,855	52,246
Depreciation and amortization	20,739	20,640	82,847	82,296
Lease termination	—	—	4,508	—
Government grant recognition	(26,100)	(40,816)	(119,479)	(83,834)
Total operating expenses	125,694	84,175	440,395	464,903
Operating income	5,089	23,864	63,196	80,167

Other income (expense), net:
Interest expense	(8,266)	(9,452)	(34,730)	(44,120)
Interest income	78	10	365	105
Loss on investments, net	(6,816)	—	(6,816)	—
Other income, net	12	123	401	843
Total other (expense), net	(14,992)	(9,319)	(40,780)	(43,172)

Income (loss) before taxes	(9,903)	14,545	22,416	36,995
Income tax expense (benefit)	(2,408)	3,170	5,828	9,531
Net income (loss)	$(7,495)	$11,375	$16,588	$27,464

Net income (loss) per share attributable to common shareholders
Basic	$(0.21)	$0.32	$0.46	$0.78
Diluted	$(0.21)	$0.32	$0.43	$0.78

Weighted-average common shares outstanding
Basic	35,925	35,486	35,713	35,237
Diluted	35,925	35,486	38,843	35,308

MESA AIR GROUP, INC.

Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	September 30, 2021	September 30, 2020
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$120,517	$99,395
Restricted cash	3,350	3,446
Receivables, net	3,167	13,712
Expendable parts and supplies, net	24,467	22,971
Prepaid expenses and other current assets	6,885	16,067
Total current assets	158,386	155,591

Property and equipment, net	1,151,891	1,212,415
Intangible assets, net	6,792	8,032
Lease and equipment deposits	6,808	1,899
Operating lease right-of-use assets	93,100	123,251
Deferred heavy maintenance, net	3,499	—
Other assets	36,121	742
TOTAL ASSETS	$1,456,597	$1,501,930

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$111,710	$189,268
Current portion of deferred revenue	6,298	9,389
Current maturities of operating leases	32,652	43,932
Accounts payable	61,476	53,229
Accrued compensation	12,399	12,030
Other accrued expenses	33,657	45,478
Total current liabilities	258,192	353,326

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	539,700	542,456
Noncurrent operating lease liabilities	33,991	62,531
Deferred credits	3,934	5,705
Deferred income taxes	69,940	64,275
Deferred revenue, net of current portion	28,202	14,369
Other noncurrent liabilities	34,591	1,409
Total noncurrent liabilities	710,358	690,745
Total liabilities	968,550	1,044,071

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 35,958,759 (2021) and 35,526,918 (2020) shares issued and outstanding, and 4,899,497 (2021) and 0 (2020) warrants issued and outstanding	256,372	242,772
Retained earnings	231,675	215,087
Total stockholders' equity	488,047	457,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,456,597	$1,501,930

MESA AIR GROUP, INC.

Operating Highlights (unaudited)

	Three months ended
	September 30
	2021	2020	Change
Available Seat Miles (thousands)	2,352,453	1,450,478	62.2%
Block Hours	94,868	57,622	64.6%
Average Stage Length (miles)	663	624	6.3%
Departures	47,015	30,524	54.0%
Passengers	2,795,371	1,415,817	97.4%
Controllable Completion Factor*
American	99.05%	99.81%	-0.8%
United	99.81%	99.77%	0.04%
Total Completion Factor**
American	97.34%	99.11%	-1.8%
United	98.06%	97.47%	0.6%

*Controllable Completion Factor excludes cancellations due to weather and air traffic control
**Total Completion Factor includes all cancellations

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.

Media

Jacqueline Palmer

Media@mesa-air.com

Investor Relations

Susan M. Donofrio

IR@mesa-air.com